Exhibit 99.1

Press Contact:	For Immediate Release
Janine Fogal
+1 (650) 623-1469

Investor Contact:
Bill Tamblyn
+1 (650) 623-1309

Ditech Communications Announces Fiscal 2006 First Quarter Financial Results

Mountain View, California, August 18, 2005 - Ditech Communications Corporation (Nasdaq: DITC) reported results today for its fiscal 2006 first quarter ended July 31, 2005. Revenues for the first quarter were $10.3 million, down from revenues of $25.5 million in the same quarter of the prior fiscal year and down from revenues of $23.0 million in the fourth quarter of fiscal 2005.

Net loss for the first quarter was $1.9 million, a decrease compared to net income of $10.6 million in the same quarter of the prior fiscal year and down from net income of $7.6 million in the fourth quarter of fiscal 2005.

“Revenues for the quarter were $10.3 million, in the range of our projections,” said Tim Montgomery, Ditech Communications’ CEO and president.  “During the quarter we completed our acquisition of Jasomi Networks, a leading VoIP session border controller company.  Jasomi Networks’ security and peering technology, in concert with our recently announced Packet Voice Processor, positions us at the forefront of the market as carriers adopt VoIP. We remain focused on our strategy to expand our markets, diversify our customer base, and grow our business, both in North America and internationally.”

Basis of Presentation

In the first quarter fiscal 2004, Ditech Communications made the decision to exit its optical business. Ditech Communications subsequently executed a sale of a substantial portion of the assets used in its optical business to JDSU and disposed of the remaining assets. As a result, the optical business is accounted for as a discontinued operation in all financial information presented.

First Quarter Fiscal 2006 Financial Results

•                  Net loss from continuing operations of $1.9 million in the first quarter of fiscal 2006 compared to net income from continuing operations of $10.1 million in the same quarter of the prior fiscal year. Fiscal 2006 first quarter net loss from continuing operations includes the expensing of $0.8 million relating to the purchase accounting of the acquisition of Jasomi Networks and a tax benefit of $1.0 million.

•                  Net loss per share from continuing operations in the first quarter of fiscal 2006 of $0.06 compared to a fully diluted net income per share from continuing operations of $0.28 in the same quarter of the prior fiscal year.

•                  Net loss of $1.9 million in the first quarter of fiscal 2006 compared to net income of $10.6 million in the same quarter in the prior fiscal year. Fiscal 2006 first quarter net loss includes the expensing of $0.8 million relating to the purchase accounting of the acquisition of Jasomi Networks and a tax benefit of $1.0 million. Fiscal 2005 first quarter net income includes $0.5 million income from discontinued operations.

•                  Net loss per share of $0.06 in the first quarter of fiscal 2006, compared to a fully diluted net income per share of $0.30 in the same quarter in the prior fiscal year.

Second Quarter Fiscal 2006 Outlook

Ditech Communications expects second quarter fiscal 2006 revenues to be at the same level as the first quarter fiscal 2006, gross margins in the high 60 percentage and operating expenses of approximately $11 million as a result of a full quarter’s financial impact of Ditech Communications’ acquisition of Jasomi Networks. The weighted shares are expected to be approximately 32.5 million for the second quarter fiscal 2006.

Conference Call

Ditech Communications will host an investor webcast and conference call at 4:20 PM Eastern Time / 1:20 PM Pacific Time today, to review its fiscal 2006 first quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0932. The conference call will also be broadcast live over the Internet and can be accessed by going to the Investors section of the Ditech Communications’ web site: http://www.ditechcom.com. A replay of the first quarter results conference call will be available via Ditech Communications’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 792081. The replay will be available two hours after the call is complete until at least Ditech Communications’ subsequent earnings announcement.

Ditech Communications Corporation

Ditech Communications Corporation is a global telecommunications equipment supplier for communications networks. Ditech Communications’ voice processing products serve the needs of mobile and wire-line operators for circuit and packet based networks. Ditech products include high-capacity voice enhancement and echo canceller solutions that utilize advanced software and digital signal processor (DSP) technology. This combination of software and hardware allows Ditech Communications to deliver Voice Quality Assurance™ (VQA™), a robust and cost-effective solution for voice enhancement that includes both noise reduction and echo cancellation to provide improved sound quality on calls made over wireless networks. Ditech Communications’ VoIP products combine VQA™ technology with packet voice processing and security capabilities to enable carriers to deploy end-to-end VoIP services across network security boundaries without requiring network re-architecting. Ditech Communications (DITC) is listed on the Nasdaq National Market and is headquartered in Mountain View, California (web site: http://www.ditechcom.com).

Forward-Looking Statements

The statements in this press release regarding Ditech Communications’ expected financial results for the second quarter of fiscal 2006, customer expansion, revenue growth and market positioning are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including the risk that: Ditech Communications has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; shipment of products Ditech Communications expects to ship before the end of the quarter may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Communications may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakness in the economy or for other unanticipated reasons; Ditech Communications’ competitors may develop products that compete favorably with its new products; Ditech Communications may experience unexpected technical difficulties in completing the packet voice product, which could delay or prevent the introduction of the Packet Voice Processor platform; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Communications’ Annual Report on Form 10-K for the year ended April 30, 2005 (filed July 14, 2005 with the Securities and Exchange Commission).

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Ditech Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	April 30,
	2005	2005

Assets
Cash, cash equivalents and short-term investments	$120,416	$135,634
Accounts receivable, net	6,114	9,318
Inventories	6,897	5,732
Deferred income taxes	5,930	4,836
Other current assets	2,078	1,561

Total current assets	141,435	157,081

Property and equipment, net	5,309	4,937
Purchased Intangibles	4,118	—
Goodwill	9,863	—
Deferred income taxes	46,029	46,771
Other assets	540	931

Total Assets	$207,294	$209,720

Liabilities and Stockholders’ Equity
Accounts payable	$1,699	$2,166
Accrued expenses	7,221	8,505
Deferred revenue	362	202
Income taxes payable	1,610	1,582

Total current liabilities	10,892	12,455

Stockholders’ equity	196,402	197,265

Total Liabilities and Stockholders’ Equity	$207,294	$209,720

Ditech Communications Corporation

Consolidated Statements of Operations

For the Three Month Period Ended July 31, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,
	2005	2004

Revenue	$10,347	$25,540

Cost of goods sold	3,159	6,404

Gross profit	7,188	19,136

Operating expenses:
Sales and marketing	4,170	3,918
Research and development	4,201	3,544
General and administrative	1,936	1,719
Amortization of Purchased Intangibles	82	—
In-Process R&D	700	—
Restructuring costs	0	—

Total operating expenses	11,089	9,181

Income (loss) from operations	(3,901)	9,955

Other income, net	978	369

Income (loss) before provision (benefit) for income taxes	(2,923)	10,324

Provision (benefit) for income taxes	(992)	209

Income (loss) from continuing operations	(1,931)	10,115

Income from discontinued operations	0	490

Net income (loss)	$(1,931)	$10,605

Basic income (loss) per share:
From continuing operations	$(0.06)	$0.30
From discontinued operations	$0.00	$0.02
Basic net income (loss) per share	$(0.06)	$0.32

Diluted income (loss) per share:
From continuing operations	$(0.06)	$0.28
From discontinued operations	$0.00	$0.02
Diluted net income (loss) per share	$(0.06)	$0.30

Weighted shares used in per share calculation:
Basic	32,089	33,426
Diluted weighted shares used in per share calculation	32,089	35,632